As filed with the Securities and Exchange Commission on September 27, 2018

Registration No.  333-____________

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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

VOLITIONRX LIMITED

(Exact name of registrant as specified in its charter)

Delaware	91-1949078
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1 Scotts Road

#24-05 Shaw Centre

Singapore 228208

(Address of Principal Executive Offices; Zip Code)

____________________________

VolitionRx 2015 Stock Incentive Plan, as amended

(Full title of the plan)

____________________________

Agents and Corporations, Inc.

1201 Orange Street, Suite 600

Wilmington, Delaware 19801

(Name and address of agent for service)

+1 (302) 575-0877

(Telephone number, including area code, of agent for service)

Copies to:

Marc G. Alcser

Stradling Yocca Carlson & Rauth

660 Newport Center Drive, Suite 1600

Newport Beach, California 92660

(949) 725-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer	[ ] (Do not check if a smaller reporting company)	Smaller reporting company	[X]
		Emerging growth company	[ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [   ]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee(3)
Common Stock, par value $0.001 per share	750,000	$2.32	$1,740,000.00	$216.63

(1)Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the registrant’s common stock that become issuable under the registrant’s 2015 Stock Incentive Plan, as amended (the “Plan”), by reason of any stock dividend, stock split, recapitalization or any similar transaction effected without the receipt of consideration that results in an increase in the number of the registrant’s outstanding shares of common stock.

(2)Represents 750,000 additional shares of the registrant’s common stock reserved for issuance pursuant to the Plan.

(3)Estimated pursuant to Rule 457(c) and Rule 457(h) of the Securities Act, solely for purposes of calculating the registration fee, which is the average of the high and low sales price of the registrant’s common stock as reported on the NYSE American on September 21, 2018.

REGISTRATION OF ADDITIONAL SECURITIES PURSUANT TO GENERAL INSTRUCTION E.

Pursuant to General Instruction E to Form S-8, this Registration Statement on Form S-8 (this “Registration Statement”) is being filed for the purpose of registering an additional 750,000 shares of VolitionRx Limited (the “Registrant”) common stock, par value $0.001 per share (“Common Stock”), reserved for issuance under the Registrant’s 2015 Stock Incentive Plan, as amended (the “Plan”). The Registrant previously registered for issuance under the Plan: (i) 1,000,000 shares of its Common Stock pursuant to a registration statement on Form S-8 (File No. 333-208512), filed with the Securities and Exchange Commission (the “Commission”) on December 11, 2015, (ii) an additional 750,000 shares of its Common Stock pursuant to a registration statement on Form S-8 (File No. 333-214118), filed with the Commission on October 14, 2016, and (iii) an additional 750,000 shares of its Common Stock pursuant to a registration statement on Form S-8 (File No. 333-221054), filed with the Commission on October 20, 2017.  The contents of the foregoing registration statements on Form S-8 are incorporated herein by reference.  The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the 2015 Stock Incentive Plan as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents, which have been filed by the Registrant with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are hereby incorporated by reference herein, and shall be deemed to be part of, this Registration Statement:

(a)The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 filed with the Commission on March 1, 2018 (File No. 001-36833);

(b)All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant’s Annual Report referred to in (a) above (other than the portions of such documents not deemed to be filed); and

(c)The description of the Registrant’s common stock which is contained in the Registration Statement on Form 8-A, filed with the Commission on February 3, 2015 (File No. 001-36833) pursuant to Section 12(b) of the Exchange Act, and any amendments or reports filed for the purpose of updating such description.

All other documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the date of the filing of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities registered hereunder have been sold, or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.  Under no circumstances will any information filed under Items 2.02 or 7.01 of Form 8-K, and exhibits furnished on such form that relate to such items, be deemed incorporated herein by reference unless such Form 8-K expressly provides for the contrary.

Item 8.  Exhibits.

A list of exhibits filed with this Registration Statement is set forth in the Exhibit Index and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of London, United Kingdom, on September 27, 2018.

VOLITIONRX LIMITED

By:/s/ Cameron Reynolds

Cameron Reynolds

President and Chief Executive Officer

(Authorized Signatory and Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Cameron Reynolds and Rodney Rootsaert, and each of them, acting individually, his true and lawful attorneys-in-fact and agent with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done with in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or his or their substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Cameron Reynolds	President, Chief Executive Officer and Director (Principal Executive Officer)	Dated: September 27, 2018
Cameron Reynolds

/s/ David Vanston	Chief Financial Officer and Treasurer	Dated: September 27, 2018
David Vanston	(Principal Financial and Accounting Officer)

/s/ Rodney Gerard Rootsaert	Secretary	Dated: September 27, 2018
Rodney Gerard Rootsaert

/s/ Dr. Martin Faulkes	Director	Dated: September 27, 2018
Dr. Martin Faulkes

/s/ Guy Innes	Director	Dated: September 27, 2018
Guy Innes

/s/ Dr. Alan Colman	Director	Dated: September 27, 2018
Dr. Alan Colman

/s/ Dr. Habib Skaff	Director	Dated: September 27, 2018
Dr. Habib Skaff

/s/ Dr. Edward Futcher	Director	Dated: September 27, 2018
Dr. Edward Futcher

EXHIBIT INDEX

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Filed Herewith
4.1	Second Amended and Restated Certificate of Incorporation.	8-K	001-36833	3.1	10/11/16
4.2	Amended and Restated Bylaws.	S-8	333-208512	4.2	12/11/15
5.1	Opinion of Stradling Yocca Carlson & Rauth, a Professional Corporation.					X
10.1	2015 Stock Incentive Plan, as amended.	8-K	001-36833	10.1	9/11/18
10.2	Form of Notice of Stock Option Grant and Stock Option Agreement under the 2015 Stock Incentive Plan.	S-8	333-214118	10.2	10/14/16
10.3	Form of Notice of Restricted Stock Award and Restricted Stock Agreement under the 2015 Stock Incentive Plan.	S-8	333-214118	10.3	10/14/16
10.4	Form of Notice of Stock Bonus Award and Stock Bonus Award Agreement under the 2015 Stock Incentive Plan.	S-8	333-214118	10.4	10/14/16
10.5	Form of Notice of Stock Appreciation Right Award and Stock Appreciation Right Award Agreement under the 2015 Stock Incentive Plan.	S-8	333-214118	10.5	10/14/16
10.6	Form of Notice of Restricted Stock Unit Award and Restricted Stock Unit Agreement under the 2015 Stock Incentive Plan.	S-8	333-214118	10.6	10/14/16
10.7	Form of Notice of Performance Shares Award and Performance Shares Agreement under the 2015 Stock Incentive Plan.	S-8	333-214118	10.7	10/14/16
23.1	Consent of Stradling Yocca Carlson & Rauth, a Professional Corporation (contained in Exhibit 5.1).					X
23.2	Consent of Independent Registered Public Accounting Firm.					X
24.1	Power of Attorney (contained on signature page).					X